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                            CONSENT OF INDEPENDENT AUDITOR

     We consent to the use in this Post-Effective Amendment No. 59 to the Registration Statement (Form N-1A No. 2-15893) of our report dated December 1, 1997 on the financial statements and the per share data and ratios of Stonebridge Aggressive Growth Fund, Inc., incorporated herein by reference and to the reference made to us under the caption "Financial Highlights" in the Prospectus and under the caption "Investment Advisery and Other Services" in the Statement of Additional Information.


HEIN + ASSOCIATES LLP

Denver, Colorado
December 23, 1997